Exhibit 10.3

PLAIN ENGLISH INTELLECTUAL PROPERTY SECURITY AGREEMENT

This is a Plain English Intellectual Property Security Agreement dated December 11, 2013 (this “Agreement”), by and between TRIPLEPOINT CAPITAL LLC, a Delaware limited liability company, and GEVO, INC., a Delaware corporation (“Gevo”).

The words “We”, “Us”, or “Our”, refer to the grantee, which is TriplePoint Capital LLC. The words “You” or “Your” refers to the grantor, which is Gevo and not any individual. The words “the Parties” refers to both TriplePoint Capital LLC and Gevo.

The Parties have entered into that certain Fourth Amendment to Plain English Security Agreement dated as of the date hereof (the “Fourth Amendment”), and it is a condition to the effectiveness of the Fourth Amendment that Gevo grant to Us a lien on and a security interest (subject only to Permitted Liens) in the below-defined Intellectual Property Collateral.

In consideration for the mutual covenants and agreements contained in the Fourth Amendment and the Guaranty (as defined below) and this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

1.	GRANT OF SECURITY INTEREST IN INTELLECTUAL PROPERTY

You grant to Us a lien upon and continuing security interest in (subject only to Permitted Liens) all of Your right, title, and interest in, to and under all of the following (all of the following items of property collectively will be referred to as the “Intellectual Property Collateral”), whether now existing or hereafter arising or acquired:

•	All registered Intellectual Property listed on Schedules A, B and C hereto, other than any intent-to-use trademark applications unless and until a statement of use or amendment to allege use is filed and accepted by the United States Patent and Trademark Office or any other filing is made or circumstances otherwise change so that the interests of Gevo in such trademarks are no longer on an “intent-to-use” basis, at which time such trademarks shall automatically and without further action by the parties be subject to the security interest granted by Gevo to Us hereunder, and

•	any and all Proceeds of the foregoing. Notwithstanding anything contained in this Agreement to the contrary, the term “Intellectual Property Collateral” shall not include any assets or property that are excluded from the definition of Collateral by operation of the last paragraph of Section 2 of the Security Agreement.

You represent and warrant to Us that, as of the date hereof, Schedules A, B, and C attached hereto set forth any and all Intellectual Property that You have registered or filed an application with either the United States Patent and Trademark Office or the United States Copyright Office, as applicable.

2.	LOAN AGREEMENT

The security interest that is granted pursuant to this Agreement secures the Secured Obligations whether now existing or arising hereafter. All the capitalized terms used but not otherwise defined are used in this Agreement with the same meaning as defined in that certain Plain English Continuing Guaranty dated as of September 22, 2010, between You and Us, as amended by that certain Reaffirmation and Consent of Guarantor and First Amendment to Plain English Continuing Guaranty dated as of September 22, 2010, between You and Us (as may be further amended, modified, revised, supplemented, extended, restated or replaced from time to time, collectively, the “Guaranty”).

3.	OUR RIGHT TO SUE

Upon the occurrence and during the continuance of an Event of Default, subject to the terms of the Plain English Security Agreement by and between Us and You dated as of September 22, 2010 (as may be further amended, modified, revised, supplemented, extended, restated or replaced from time to time, the “Security Agreement”) and the Guaranty, We shall have the right, but shall in no way be obligated, to bring suit in Our own name to enforce Your rights in the Intellectual Property Collateral. If We commence any such suit, You shall, at the Our reasonable request, do all lawful acts and execute and deliver all proper documents or information that may be necessary or desirable to aid Us in such enforcement. You shall promptly, upon demand, reimburse and indemnify Us for all of Our costs and expenses, including reasonable attorneys’ fees, related to Our exercise of the above mentioned rights after the occurrence and during the continuance of an Event of Default.

4.	FURTHER ASSURANCES

You will from time to time execute, deliver and file, alone or with Us, any security agreements, or other documents that We may reasonably request in writing to perfect Our Lien on the Intellectual Property Collateral. You will from time to time obtain any instruments or documents as We may reasonably request in writing, and take all further action that may be reasonably necessary to carry out the provisions and purposes of this Agreement, the Security Agreement or the other Loan Documents to confirm, perfect, preserve and protect the Liens granted to Us under this Agreement, the Security Agreement or the other Loan Documents. Anything contained herein to the contrary notwithstanding, You shall only be required to make filings at the United States Patent and Trademark Office or United States Copyright Office that are necessary to perfect Our security interest in and to Intellectual Property Collateral and shall not be required to take perfection steps, or make filings, in jurisdictions outside of the United States with respect to Intellectual Property Collateral.

5.	MODIFICATION

This Agreement can only be altered, amended or modified in a writing signed by the Parties.

6.	BINDING EFFECT; REMEDIES NOT EXCLUSIVE

This Agreement shall be binding upon You and Your respective successors and assigns, and shall inure to the benefit of Us, and Our nominees and assigns permitted under the Loan Agreement.

Our rights and remedies with respect to the Liens granted hereby are in addition to those set forth in the Security Agreement and the other Loan Documents, and those which are now or hereafter available to Us as a matter of law or equity. Each of Our rights, powers and remedies provided for herein or in the Security Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent to every right, power or remedy provided for herein and the exercise by Us of any one or more of the rights, powers or remedies provided for in this Agreement, the Security Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Us, of any or all other rights, powers or remedies.

7.	GOVERNING LAW; COUNTERPARTS

This Agreement shall be deemed made and accepted in and shall be governed by and construed in accordance with the laws of the State of California, and (where applicable) the laws of the United States of America.

THIS AGREEMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING CONSENT TO JURISDICTION AND VENUE, MUTUAL WAIVER OF JURY TRIAL, AND JUDICIAL REFERENCE APPLICABLE TO THE LOAN AGREEMENT.

8.	TERMINATION

Upon the consummation of any sale of the Intellectual Property Collateral to any third party pursuant to a transaction permitted by the Security Agreement or the other Loan Documents, the Lien granted hereby with respect to the Intellectual Property Collateral shall automatically terminate (but shall attach to the proceeds or products thereof to the extent such proceeds are part of the Intellectual Property Collateral or other Collateral) and We shall at the request and at the expense of You, provide evidence of such termination. Immediately upon the date that the Secured Obligations (other than unasserted contingent indemnification Secured Obligations) have been paid in full in Cash, (a) all of Your obligations under this Agreement, shall, without any other action, consent or notice, automatically terminate, and (b) We shall deliver to You the Intellectual Property Collateral subject to this Agreement and all instruments of assignment executed in connection therewith, if any, free and clear of the Liens hereof and, except as otherwise expressly provided herein, all of Your obligations (including, without limitation, the Secured Obligations) hereunder shall at such time automatically terminate. On and after the date that the Secured Obligations (other than unasserted contingent indemnification Secured Obligations) are paid in full, We will promptly execute release or other documents and We will file or authorize the filing of appropriate termination statements or other documents to terminate and reasonably evidence termination of such Lien, including UCC termination statements, releases for filing with the United States Patent and Trademark Office and/or U.S. Copyright Office and other documents, agreements and instruments as may be necessary or as You or We may from time to time reasonably request in connection with the release of the Liens and claims granted.

This Agreement may be executed and delivered by facsimile or transmitted electronically in either Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) and, upon such delivery, the facsimile, TIFF or PDF signature, as applicable, will be deemed to have the same effect as if the original signature had been delivered by You to Us.

(Signature Page to Follow)

IN WITNESS WHEREOF, You have duly executed this Agreement as of the date first set forth above.

You:	GEVO, INC.

Signature:	/s/ Brett Lund
Print Name: Brett Lund
Title: Chief Licensing Officer & General Counsel

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